Exhibit 10.1

Execution Copy

Amendment to Forbearance Agreement

As of August 15, 2023

Ladies and Gentlemen:

Reference is made to that certain Forbearance Agreement, dated as of July 16, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Forbearance Agreement”), by and between Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (together, the “Issuers”) and certain holders of the Issuers’ 11.500% First Lien Senior Secured Notes due 2028 (the “Forbearing Holders”). Except as otherwise specified herein, each capitalized term used in this amendment (this “Amendment”) and not otherwise defined herein shall have the meaning ascribed to such term in the Forbearance Agreement.

Each of the parties hereto hereby agrees that, effective as of the first date on which this Amendment shall have been executed by the Issuers and Forbearing Holders constituting Requisite Forbearing Holders, the definition of “Forbearance Period” set forth in the fourth recital to the Forbearance Agreement is hereby amended by replacing “August 15, 2023” with “August 22, 2023”.

Section 3 of the Forbearance Agreement is hereby amended by (i) deleting “and” at the end of clause (vi) of the first sentence thereof, (ii) replacing “.” with “; and” at the end of clause (vii) of the first sentence thereof and (iii) inserting new clause (viii) as follows at the end of the first sentence thereof:

“(viii) the failure by the Issuers to deposit with the Paying Agent (for distribution to the holders of the Notes) as soon as reasonably practicable after August 15, 2023 (and in any event no later than August 16, 2023) at least 50% of the amount of interest that became due and payable in respect of the Notes on June 15, 2023 (together with interest that has accrued on such portion of such interest to, but excluding, the date of deposit).”

Except as specifically provided for in this Amendment, the Forbearance Agreement shall remain unmodified and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Very truly yours,

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ Matthew T. Peters
Name:	Matthew T. Peters
Title:	Director

By:	/s/ Daniel J. Speciale
Name:	Daniel J. Speciale
Title:	Director

MALLINCKRODT CB LLC

By:	/s/ Jason Goodson
Name:	Jason Goodson
Title:	Director

IN WITNESS WHEREOF, each Forbearing Holder party hereto has caused this Agreement to be duly executed and delivered by its respective proper and duly authorized officer(s) as of the day and year first above written as set forth on Exhibit A.

EXHIBIT A